As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1648585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10003 Woodloch Forest Drive

The Woodlands, Texas 77380

(281) 719-6000

(Address of principal executive offices, including zip code)

Huntsman Corporation Stock Incentive Plan

(Full title of the plan)

David M. Stryker

Executive Vice President, General Counsel and Secretary

10003 Woodloch Forest Drive

The Woodlands, Texas  77380

(Name and address of agent for service)

(281) 719-6000

(Telephone number, including area code, of agent for service)

Copies to:

David C. D’Alessandro

Vinson & Elkins, L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value	3,362,289	(1)	$5.32	(2)	$17,887,378	(2)	$1,802

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (as defined below) shall also cover any additional shares of Common Stock (as defined below) that may become issuable by reason of any stock dividend, stock split, recapitalization or other transaction pursuant to the adjustment and antidilution provisions of the Huntsman Corporation Stock Incentive Plan, as amended from time to time (the “Plan”).

(2)                                 Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on a price of $5.32 per share, which is the weighted average exercise price at which the shares of Common Stock being registered hereby may be purchased pursuant to outstanding stock options previously granted under the Plan (the “Options”).

EXPLANATORY NOTE

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register the offer and sale of an additional 3,362,289 shares of common stock, $0.01 par value (“Common Stock”), of Huntsman Corporation, a Delaware corporation (referred to as the “Registrant,” “we,” “us” or “our”), that may be issued in accordance with the terms and conditions of the Plan and pursuant to the exercise of outstanding Options.

Reference is made to our registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2006 (Registration No. 333-131729) and May 10, 2011 (Registration No. 333-174086 ) (the “Prior Registration Statements”), pursuant to which a total of 32,590,909 shares of Common Stock issuable under the Plan were registered under the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

•            our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•            our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016;

•            our current reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed on February 11, 2016, April 6, 2016, April 28, 2016,  May 10, 2016, and May 11, 2016; and

•            the description of our Common Stock included under the caption “Description of Capital Stock” contained in the prospectus forming part of our registration statement on Form S-1, as amended (Registration No. 333-120749), initially filed with the Commission on November 24, 2004, which description has been incorporated by reference in Item 1 of our registration statement on Form 8-A filed on February 9, 2005 (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any current report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on May 8, 2014)
4.2	Fourth Amended and Restated Bylaws of Huntsman Corporation effective September 12, 2013 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on September 12, 2013)
4.3	Huntsman Corporation Stock Incentive Plan, as amended and restated effective May 8, 2014 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on May 12, 2014)
4.4	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment no. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)
99.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.40 to our annual report on Form 10-K filed on February 17, 2011)
99.2	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.41 to our annual report on Form 10-K filed on February 17, 2011)
99.3	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.42 to our annual report on Form 10-K filed on February 17, 2011)
99.4	Form of Restricted Stock Unit Agreement for Outside Directors (incorporated by reference to Exhibit 10.43 to our annual report on Form 10-K filed on February 17, 2011)
99.5	Form of Notice of Award of Common Stock (incorporated by reference to Exhibit 10.3 to our quarterly report on Form 10-Q for the quarter ended June 30, 2013)
99.6	Form of Performance Share Unit Award Agreement (incorporated by reference to Exhibit 10.65 to our annual report on Form 10-K filed on February 18, 2015)
99.7	Amendment to the Huntsman Corporation Stock Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.66 to our annual report on Form 10-K filed on February 18, 2015)

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on the 31st day of May 2016.

HUNTSMAN CORPORATION

By:	/s/ Peter R. Huntsman
Peter R. Huntsman
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, do hereby constitute and appoint Jon M. Huntsman, Peter R. Huntsman, J. Kimo Esplin and David M. Stryker and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of May, 2016:

Signature	Capacity

/s/ Jon M. Huntsman	Executive Chairman of the Board and Director
Jon M. Huntsman

/s/ Peter R. Huntsman	President, Chief Executive Officer and Director
Peter R. Huntsman	(Principal Executive Officer)

/s/ J. Kimo Esplin	Executive Vice President and Chief Financial Officer
J. Kimo Esplin	(Principal Financial Officer)

/s/ Randy W. Wright	Vice President and Controller
Randy W. Wright	(Principal Accounting Officer)

/s/ Nolan D. Archibald	Director
Nolan D. Archibald

/s/ Mary C. Beckerle	Director
Mary C. Beckerle

/s/ M. Anthony Burns	Director
M. Anthony Burns

/s/ Robert J. Margetts	Director
Sir Robert J. Margetts

/s/ Wayne A. Reaud	Director
Wayne A. Reaud

/s/ Alvin V. Shoemaker	Director
Alvin V. Shoemaker

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on May 8, 2014)
4.2	Fourth Amended and Restated Bylaws of Huntsman Corporation effective September 12, 2013 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on September 12, 2013)
4.3	Huntsman Corporation Stock Incentive Plan, as amended and restated effective May 8, 2014 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on May 12, 2014)
4.4	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment no. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)
99.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.40 to our annual report on Form 10-K filed on February 17, 2011)
99.2	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.41 to our annual report on Form 10-K filed on February 17, 2011)
99.3	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.42 to our annual report on Form 10-K filed on February 17, 2011)
99.4	Form of Restricted Stock Unit Agreement for Outside Directors (incorporated by reference to Exhibit 10.43 to our annual report on Form 10-K filed on February 17, 2011)
99.5	Form of Notice of Award of Common Stock (incorporated by reference to Exhibit 10.3 to our quarterly report on Form 10-Q for the quarter ended June 30, 2013)
99.6	Form of Performance Share Unit Award Agreement (incorporated by reference to Exhibit 10.65 to our annual report on Form 10-K filed on February 18, 2015)
99.7	Amendment to the Huntsman Corporation Stock Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.66 to our annual report on Form 10-K filed on February 18, 2015)

*     Filed herewith.